Exhibit 10.31

SEVERANCE AGREEMENT AND RELEASE

RECITALS

     This Separation Agreement and Release (the “Agreement”) is made by and between Netgear, Inc. (the “Company”) and Raymond P. Robidoux (“Executive”).

     WHEREAS, Executive was employed by the Company;

     WHEREAS, Executive and the Company entered into an Employment Agreement on July 15, 2002;

     WHEREAS, Executive signed the Company’s Employee Invention Assignment and Proprietary Information Agreement (the “Proprietary Information Agreement”);

     WHEREAS, the Company granted Executive options to purchase shares of the Company’s common stock (the “Options”) subject to the terms and conditions of the Company’s 2000 Stock Plan (the “Plan”) and a stock option agreement dated July 31, 2002 (the Plan and stock option agreement, including any exhibits thereto, shall be referred to as the “Stock Agreement”);

     WHEREAS, Executive’s employment with the Company terminated on July 30th, 2004 (the “Termination Date”);

     WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that the Executive may have against the Company as defined herein, including, but not limited to, any and all claims arising out of, or related to, Executive’s employment with, or separation from, the Company;

     NOW THEREFORE, in consideration of the promises made herein, the Parties hereby agree as follows:

COVENANTS

     1. Consideration.

          (a) Cash. The Company shall pay Executive thirty-nine (39) weeks of his current base salary in the total amount of Dollars One Hundred and eighty seven thousand five hundred only ($ 187,500), less applicable withholdings (the “Severance Payments”). These Severance Payments will be made to Executive in installments on a semi-monthly basis in accordance with the Company’s regular payroll practices. The first installment payment will be made on the first regular pay date following the Effective Date of this Agreement.

               (i) Termination of Severance Payments. Executive acknowledges and agrees that should he accept employment with any of the following of the Company’s competitors,

his severance payments shall cease immediately: (1) Linksys Group (2) Dlink Systems, Inc.; (3) Dell Computer Corporation, Networking Division (4) 3Com Corporation; (5) Hewlett Packard Company, Networking Division; and (6) Cisco Systems. Executive agrees that if he accepts an offer of employment from any of the above referenced companies within nine (9) months following the Effective Date of this Agreement, he shall notify the Company not later than 48 hours following his acceptance of any such employment offer, whether written or oral.

          (b) Stock. Executive shall continue to vest under the Stock Agreement until July 30, 2005 (the “Termination of Vesting Date”). Executive acknowledges and agrees that he will have already vested in 198,021 shares of his outstanding options on the Termination Date (the “Already Vested Options”). The Parties acknowledge that as of the Termination Date, Executive has already exercised at least 20,100 shares of his Already Vested Options. Executive shall be eligible to exercise any of this vested options until October 29, 2005, which is ninety (90) days following the Termination of Vesting Date.

          (c) COBRA. Executive’s health insurance benefits will cease at the end of July 2004, subject to Executive’s right to continue his health insurance under COBRA. The Company shall reimburse Executive for the payments he makes for COBRA coverage for a period of nine (9) months beginning on August 1, 2004 and concluding on April 30, 2005. The Company shall make these COBRA reimbursement payments to Executive within ten (10) days following his provision to the Company of documentation substantiating his payments for COBRA coverage. Executive’s participation in all other benefits and incidents of employment (including, but not limited to, vacation and paid time off) ceased on the Termination Date.

     2. Confidential Information. Executive shall continue to comply with the terms and conditions of the Proprietary Information Agreement, and maintain the confidentiality of all of the Company’s confidential and proprietary information. Executive shall also return to the Company all of the Company’s property and confidential and proprietary information by the Effective Date of this Agreement.

     3. Payment of Salary. Executive acknowledges and represents that, except for the Severence Payments set forth in Section 1.(a). above, the Company has paid all salary, wages, bonuses, accrued vacation, housing allowances, relocation costs, interest, outplacement costs, fees, commissions and any and all other benefits and compensation due to Executive.

     4. Release of Claims. Executive agrees that the consideration provided in this Agreement represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, divisions, subsidiaries, and predecessor and successor corporations and assigns (collectively the “Releasees”). Executive hereby and forever releases the Releasees from any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts or facts that have occurred until and including the Effective Date of this Agreement, including, without limitation:

          (a) any and all claims relating to or arising from Executive’s employment with the Company, or the termination of that employment;

          (b) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of, shares of Company stock, including, but not limited to, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

          (c) any and all claims under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

          (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, and the California Labor Code;

          (e) any and all claims for violation of the federal, or any state, constitution;

          (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

          (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

          (h) any and all claims for attorney fees and costs.

     The Company and Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

     5. Acknowledgement of Waiver of Claims Under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that:

          (a) he should consult with an attorney prior to executing this Agreement;

          (b) he has up to twenty-one (21) days within which to consider this Agreement;

          (c) he has seven (7) days following his execution of this Agreement to revoke this Agreement;

          (d) this ADEA waiver shall not be effective until the revocation period has expired; and,

          (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.

     6. Civil Code Section 1542. Executive represents that he is not aware of any claims against any of the Releasees. Executive acknowledges that he has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provide as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     Executive, being aware of this code section, agrees to expressly waive any rights he may have thereunder, as well as under any other statute or common law principles of similar effect.

     7. No Pending or Future Lawsuits. Executive represents that he has no lawsuits, claims, or actions pending in his name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Executive also represents that he does not intend to bring any claims on his own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein.

     8. Application for Employment. Executive understands and agrees that, as a condition of this Agreement, he shall not be entitled to any employment with the Company, its subsidiaries, or any successor, and he hereby waives any alleged right of employment or re-employment with the Company, its subsidiaries or related companies, or any successor.

     9. Confidentiality. Executive agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Executive may disclose Separation Information only to his immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Executive’s counsel, his accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Executive agrees that he will not publicize, directly or indirectly, any Separation Information.

     10. No Cooperation. Executive agrees that he will not knowingly counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party, except as requested by government agencies, against any of the Releasees, unless under a subpoena or other court order to do so. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or court order to the Company. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that he cannot provide counsel or assistance.

     11. Breach. Executive acknowledges and agrees that any breach of Section 4 (“Release of Claims”), Section 6 (“Civil Code Section 1542”), or Section 9 (“No Cooperation”) by Executive shall constitute a material breach of the Agreement and shall entitle the Company immediately to recover the severance payments and benefits provided in Section 1 hereof. This provision is not intended to render, and does not render, any other breach of this Agreement immaterial.

     12. Non-Disparagement. Executive agrees to refrain from any defamation, libel or slander of the Company, or tortious interference with the contracts and relationships of the Company. During the period of their employment with the Company, the Company’s current officers and directors agree to refrain from any defamation, libel or slander of employee, and any tortuous interference with contracts, relationships and prospective economic advantage of Executive. All inquiries by potential future employers of Executive will be directed to the Human Resource Department. Upon inquiry, the Company will only state the following: Executive’s last position and dates of Employment, and any other information and/or documentation legally required to be disclosed.

     13. Non-Solicitation. Executive agrees that for a period of twelve (12) months immediately following the Effective Date of this Agreement, Executive shall not directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment.

     14. No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by the Parties, previously or in connection with this Agreement, shall be construed to be: (a) an admission of the truth or falsity of any claims made, or (b) an admission by either party of any fault or liability whatsoever to the other party or to any third party.

     15. Costs. The Parties shall each bear their own costs, expert fees, attorney fees and other fees incurred in connection with this Agreement.

     16. Arbitration. The Parties agree that any and all disputes arising out of, or relating to, the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Santa Clara County before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney fees and costs. This section will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Executive’s obligations under this Agreement and the agreements incorporated herein by reference.

     17. No Representations. Each party represents that it has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

     18. Severability. In the event that any provision in this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision so long as the remaining provisions remain intelligible and continue to reflect the original intent of the Parties.

     19. Entire Agreement. This Agreement, the Proprietary Information Agreement, and the Stock Agreement represent the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s relationship with the Company, and supersede and replace any and all prior agreements and understandings between the Parties concerning the subject matter of this Agreement and Executive’s relationship with the Company.

     20. No Waiver. The failure of any party to insist upon the performance of any of the terms and conditions in this Agreement, or the failure to prosecute any breach of any of the terms and conditions of this Agreement, shall not be construed as a waiver of such terms or conditions. This entire Agreement shall remain in full force and effect as if no such forbearance or failure of performance had occurred.

     21. No Oral Modification. Any modification or amendment of this Agreement, or additional obligation assumed by either party in connection with this Agreement, shall be effective only if placed in writing and signed by Executive and the Company’s Chief Executive Officer.

     22. Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice of law provisions.

     23. Effective Date. This Agreement is effective after it has been signed by both parties and after eight (8) days have passed following the date Executive signed the Agreement (the “Effective Date”).

     24. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

     25. Voluntary Execution of Agreement. This Agreement is executed voluntarily and with the full intent of releasing all claims, and without any duress or undue influence by any of the Parties. The Parties acknowledge that:

          (a) They have read this Agreement;

          (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

          (d) They are fully aware of the legal and binding effect of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates set forth below.

Dated:July 29, 2004	By:	/s/ Jonathan R. Mather
Jonathan R. Mather, Chief Financial Officer
NETGEAR, Inc.

Dated:July 29, 2004	By:	/s/ Raymond P. Robidoux
Raymond P. Robidoux, an individual